As filed with the Securities and Exchange Commission on September 29, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              STONEPATH GROUP, INC.

              Delaware                                      65-0867684
  ---------------------------------                   ------------------------
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                   Identification Number)


                         1600 Market Street, Suite 1515
                        Philadelphia, Pennsylvania 19103
                                 (215) 979-8370
               ---------------------------------------------------
                    (Address of Principal Executive Offices)

                           --------------------------

                              STONEPATH GROUP, INC.
               ---------------------------------------------------
                        2003 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                           --------------------------


                    Stephen M. Cohen                                                    With a copy to:
        Senior Vice President and General Counsel                                    Brian North, Esquire
             1600 Market Street, Suite 1515                               Buchanan Ingersoll Professional Corporation
            Philadelphia, Pennsylvania 19103                                    1835 Market Street, 14th Floor
                  Phone: (215) 979-8370                                               Eleven Penn Center
                Facsimile: (215) 979-8399                                      Philadelphia, Pennsylvania 19102
(Name, address and telephone number of agent for service)                            Phone: (215) 665-3828
                                                                                   Facsimile: (215) 665-8760



                           --------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
      Title of Securities to be            Amount to be          Proposed Maximum           Proposed Maximum          Amount of
              Registered                  Registered (1)     Offering Price Per Share   Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per        1,000,000 shares            $2.51(2)                $2,510,000(2)             $203.06
share
------------------------------------------------------------------------------------------------------------------------------------
Total                                    1,000,000 shares                                    $2,510,000                $203.06
====================================================================================================================================

------------
(1) The shares of common stock, par value $.001 per share (the "Common Stock"), of Stonepath Group, Inc. (the "Company") set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Company's Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on September 23, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registration Information and Employee Plan Annual Information*

     * The documents containing the information for the Plan required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed by the Company with the Commission are incorporated herein by reference:

o Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A filed with the Commission on August 28, 2003;

o Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as amended by Form 10-Q/A filed with the Commission on August 28, 2003;

o Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as amended by Form 10-Q/A filed with the Commission on August 28, 2003;

o Current Reports on Form 8-K and 8-K/A as filed with the Commission on May 8, 2003, July 7, 2003, July 17, 2003, August 7, 2003, August 13, 2003,
      August 15, 2003, August 28, 2003, August 28, 2003 and September 9, 2003;
      and

o The description of our Common Stock which is contained in our registration statement on our amended Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated June 29, 2001, including any subsequent amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

      Our certificate of incorporation and bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law, as amended, which eliminate or limit the personal liability of a director to our stockholders or us for monetary damages for breach of fiduciary duty under certain circumstances. If applicable Delaware law is amended to authorize corporate action further eliminating or limiting personal liability of directors, our certificate of incorporation provides that the liability of a director shall be eliminated or limited to the fullest extent permitted by applicable Delaware law.

      Our certificate of incorporation and bylaws also provide that we shall indemnify any person who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including judgments, fines, amounts paid in settlement and attorneys' fees) actually and reasonably incurred by such person in connection with a proceeding if such person acted in good faith and in a manner he reasonably believed to be in our best interests, in accordance with, and to the fullest extent permitted by, applicable Delaware law. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the board of directors.

      We maintain, at our expense, an insurance policy which insures our directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

Item 7.   Exemption from Registration Claimed

      Not applicable.

Item 8.   Exhibits

      The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

5.1      Opinion of Buchanan Ingersoll PC                  Filed herewith

23.1     Consent of KPMG LLP                               Filed herewith

23.2     Consent of KPMG LLP                               Filed herewith

23.3     Consent of KPMG LLP                               Filed herewith

23.4     Consent of Ho, Sneddon, Chui                      Filed herewith

23.5     Consent of Ho, Sneddon, Chui                      Filed herewith

23.6     Consent of Buchanan Ingersoll PC                  Contained in opinion
                                                           filed as Exhibit 5.1

24.1     Power of Attorney (see signature page)

99.1     Stonepath Group, Inc. 2003 Employee Stock         Filed herewith
         Purchase Plan

Item 9.    Undertakings

(a) The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

      Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 29th day of September, 2003.

                                           Stonepath Group, Inc.


                                           By:  /s/ Dennis L. Pelino
                                                -------------------------------
                                                Dennis L. Pelino
                                                Chairman of the Board and
                                                Chief Executive Officer



                                           By:  /s/ Bohn H. Crain
                                                -------------------------------
                                                Bohn H. Crain
                                                Chief Financial Officer
                                                (Principal Financial Officer)



                                           By:  /s/ Thomas L. Scully
                                                -------------------------------
                                                Thomas L. Scully
                                                Vice President - Controller
                                                (Principal Accounting Officer)

                                Power of Attorney

      KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dennis L. Pelino and Stephen M. Cohen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                       Title                                          Date
     ---------                                       -----                                          ----
/s/ Dennis L. Pelino                       Chairman of the Board of Directors                September 29, 2003
------------------------                   and Chief Executive Officer
Dennis L. Pelino

/s/ J. Douglass Coates                     Director                                          September 29, 2003
------------------------
J. Douglass Coates

/s/ Aloysius T. Lawn IV                    Director                                          September 29, 2003
------------------------
Aloysius T. Lawn IV

/s/ Robert McCord                          Director                                          September 29, 2003
------------------------
Robert McCord

/s/ David R. Jones                         Director                                          September 29, 2003
------------------------
David R. Jones

/s/ John Springer                          Director                                          September 29, 2003
------------------------
John Springer

                                  EXHIBIT INDEX
                                  -------------

5.1      Opinion of Buchanan Ingersoll PC                Filed herewith

23.1     Consent of KPMG LLP                             Filed herewith

23.2     Consent of KPMG LLP                             Filed herewith

23.3     Consent of KPMG LLP                             Filed herewith

23.4     Consent of Ho, Sneddon, Chui                    Filed herewith

23.5     Consent of Ho, Sneddon, Chui                    Filed herewith

23.6     Consent of Buchanan Ingersoll PC                Contained in opinion
                                                         filed as Exhibit 5.1

24.1     Power of Attorney (see signature page)

99.1     Stonepath Group, Inc. 2003 Employee Stock       Filed herewith
         Purchase Plan